Exhibit 99.1

Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the sale and distribution of 3,125,000 shares of common stock of Genco Shipping & Trading Limited (the “Company”) by the Company pursuant to the Company’s registration statement on Form S-3 (File No. 333-155758), as supplemented by the Company’s prospectus supplement dated July 21, 2010, other than underwriting discounts and commissions. In addition, the Company has granted the underwriters an option to purchase a maximum of 468,750 additional shares of common stock, exercisable at any time until 30 days after July 21, 2010.

All of the amounts shown except amounts previously paid are estimated.

Item	Amount
SEC Registration Fee*	$1,965
NYSE Listing Fee	$15,000
Legal Fees and Expenses	$286,500
Printing Expenses	$25,000
Accounting Fees and Expenses	$65,000
Transfer Agent Fees and Expenses	$5,000
Blue Sky Fees and Expenses	$5,000

Total	$403,465

* On November 26, 2008, the Company filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (the “Registration Statement”) on Form S-3.  On February 27, 2009, the Company filed Amendment No. 1 to the Registration Statement, in which the Company registered $500,000,000 of various securities.  The Company paid a total filing fee of $19,650 in connection with such amendment.  The amount set forth represents the amount of the total registration fee properly allocable to the registration of the common stock being sold and distributed pursuant to the Registration Statement.